SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 17, 2008 (July 14, 2008)

Date of Report (Date of earliest event reported)
XM SATELLITE RADIO HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-27441	54-1878819

(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)
1500 Eckington Place, N.E.
Washington, DC 20002

(Address of principal executive offices, including zip code)
(202) 380-4000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into of a Material Definitive Agreement.
     On July 14, 2008, XM Satellite Radio Inc. (“XM”) entered into a written agreement (the “Waiver”) with holders of a majority in aggregate principal amount of XM’s outstanding 9.75% Senior Notes due 2014 (the “9.75% Notes”). Pursuant to the Waiver such holders have agreed to waive the change of control repurchase obligation of XM arising under the indenture governing the 9.75% Notes with respect to the consummation of the previously announced merger of XM Satellite Radio Holdings Inc., with a wholly-owned subsidiary of Sirius Satellite Radio Inc.. Pursuant to the terms of the indenture governing the 9.75% Notes, the Waiver is effective as to all holders of the 9.75% Notes.
     The Waiver provides that XM will commence an offer to exchange the 9.75% Notes for a combination of (i) at least $400 million of cash and (ii) up to $200 million aggregate principal amount of a new series of senior notes to be issued by XM (the “Exchange Notes”). The Waiver is subject to the consummation of the merger and the satisfaction of certain conditions in connection with various other merger-related refinancing transactions to be undertaken by XM prior to August 31, 2008. If the merger and the satisfaction of such other conditions have not occurred by August 31, 2008, the Waiver, unless extended, will cease to be effective.
     The Exchange Notes will mature in 2014, or 2013 in certain circumstances. The yield to maturity on the Exchange Notes (calculated solely on the basis of interest rate on the Exchange Notes and the price at which they are offered in exchange for 9.75% Notes) will be calculated on the basis of the selling price of and interest rate on certain other senior notes expected to be issued by XM in connection with its merger-related refinancing transactions. The effective yield on these new senior notes will not be less than 13.92% per annum. In the event that XM issues less than $150 million aggregate principal amount of such other senior notes, the effective yield on the Exchange Notes will not be less than 15% per annum. For a description of the terms of the Exchange Notes, see Exhibit B to the Waiver filed as Exhibit 10.1 hereto.

Item 3.03	Material Modification to Rights of Security Holders.
     The disclosure required by this Item 3.03 is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibit.
10.1	Waiver and Letter Agreement, dated as of July 14, 2008, by and among XM Satellite Radio Inc. (“XM”), XM Satellite Radio Holdings Inc. and certain beneficial owners of XM’s 9.75% Senior Notes due 2014.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.
Dated: July 17, 2008	By:	/s/ Joseph M. Titlebaum
Joseph M. Titlebaum
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Waiver and Letter Agreement, dated as of July 14, 2008, by and among XM Satellite Radio Inc. (“XM”), XM Satellite Radio Holdings Inc. and certain beneficial owners of XM’s 9.75% Senior Notes due 2014.